Exhibit 99


Con-way

                                                                   NEWS RELEASE
                                                                      Contacts:
                                   Investor:   Patrick Fossenier 1+650-378-5353
                                   News Media: Gary Frantz       1+650-378-5335


              Con-way Announces Expense Reduction Initiatives

  Outlines Broad Actions to Reduce Costs and Maintain Strong Cash Position


SAN MATEO, Calif. - March 9, 2009 - Con-way Inc. (NYSE: CNW) today announced a series of proactive measures being taken to enhance the company's position in the challenging operating environment.  "These actions are designed to ensure we continue to maintain the strongest financial foundation possible during these unprecedented economic times," said Douglas W. Stotlar, Con-way president and CEO.



Stotlar noted that the less-than-truckload (LTL) market remains hampered by soft demand as well as excess capacity, which year-to-date through February,

caused tonnage at Con-way Freight to decline approximately 12.5 percent year-

over-year.  "With these market conditions, which we don't expect to change in the near term, there is too much capacity chasing too little freight, so we have to manage accordingly," he said. "We're taking prudent steps to control expense, protect our market share, and conserve capital."



The cost reduction actions, which are projected to save between $100 million to $130 million in 2009, include:



*  Suspension of certain 401(k) contributions including the company match.



*  Reduction of 10 percent in the salaries of Con-way Inc. President and CEO

   Douglas W. Stotlar and certain other members of the senior leadership team.



*  Base wage and salary reductions of 5 percent for all other executives and employees at Con-way Freight and Con-way Inc., including administrative services and trailer-manufacturing entities.



*  A change in vacation/paid time off policies (PTO) at Con-way Freight and

   Menlo Worldwide with respect to when PTO hours are earned and recorded as expense.



*  A change in Con-way's primary defined-benefit pension plan, which eliminates a provision for retirement benefit increases based on future increases in employee compensation rates.



*  A reduction of 10 percent in the annual retainer paid to non-employee members of Con-way's Board of Directors.



Implementation of the cost-saving measures will be completed early in the second quarter, and are in addition to expense reduction actions the company took in the fourth quarter of 2008.  Those actions included workforce reductions of 2,500 positions, suspension of merit-based pay increases,

reduction in capital expenditures and other spending cuts.



Stotlar added that once the economy begins to recover and business returns to more normalized levels, the company will revisit its actions.



About Con-way Inc. - Con-way Inc. (NYSE:CNW) is a $5.0 billion freight transportation and logistics services company headquartered in San Mateo, Calif. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload and multimodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way's management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges and the effect of ongoing litigation alleging that Con-way engaged in price fixing of fuel surcharges in violation of Federal
antitrust laws,   the  effects  of  the cessation of the air carrier
operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, in tangible assets and other long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way's ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2007 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.